                                                                     Exhibit 5.1


                               November 9, 1998


Universal Foods Corporation
433 East Michigan Street
Milwaukee, WI 53202


        Re: Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Universal Foods Corporation, a Wisconsin Corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933 for the purpose of registering $300,000,000 principal amount of the Company's debt securities (the "Securities") to be issued under an indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee.

     We have examined executed copies of the Registration Statement, the Indenture (including the form of Securities), and the Articles of Incorporation and By-Laws of the Company, certain corporate resolutions of the Company, and such other documents, records, certificates and agreements, and have made such legal and factual investigations, as we have deemed necessary to enable us to render the opinions expressed herein. As to the various matters of a factual nature forming the basis for our opinions herein, we have relied, to the extent we deemed appropriate, upon various representations made and information furnished to us by various representatives of the Registrant. We have assumed the authenticity of all documents and instruments represented to us to be originals and the conformity to originals of all documents and instruments represented to us to be copies of originals.

     We are admitted to the Bar of the State of Wisconsin. In rendering the opinions expressed herein we have assumed that the applicable laws of the State of New York (which govern the Indenture and the Securities) are identical in all material respects to the laws of the State of Wisconsin.

     In our opinion, the Indenture has been duly authorized, executed and delivered by the Company and constitutes the legally binding and enforceable obligation of the Company.

     In our opinion, when the Securities have been duly executed, authenticated and delivered by the Company in conformity with the provisions of the Indenture against payment therefor, the Securities will be validly issued and will be legally binding and enforceable obligations of the Company.

     Our opinions expressed herein as to enforceability are subject to and limited in each case by the effect of (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws affecting or relating to the rights of creditors generally; (2) rules of law governing specific performance, injunctive relief, or other equitable remedies and general principles of equity; (3) the discretion of the court before which any proceeding may be brought; and (4) certain rules of law which may render certain provisions of the documents evidencing the Securities unenforceable in part, but the unenforceability of such provisions will not preclude the practical realization of the principal benefits and/or security intended to be provided thereby.

     We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and any amendments thereto (including post-effective amendments) and to the reference to this firm and to this opinion under the caption "LEGAL MATTERS" in the Prospectus which forms a part of the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1993.

                              Very truly yours,

                              WHYTE HIRSCHBOECK DUDEK S.C.

                         By: /s/ Andrew J. Guzikowski
                             ----------------------------
                                 Andrew J. Guzikowski


                                       2